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                                                                    EXHIBIT 23.2

                   [LETTERHEAD OF DRINKER BIDDLE & REATH LLP]


February 10, 2006

Zanett, Inc.
635 Madison Avenue, 15th Floor
New York, New York  10022

        RE: Post-Effective Amendment No. 1 on Form SB-2 to Registration Statement filed on Form S-2 (the "Registration Statement")

Ladies and Gentlemen:

        We hereby consent to the references to our firm under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement. In giving this consent, we do not admit that we come within the categories of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Securities and Exchange Commission issued thereunder.

                                                Very truly yours,

                                                /s/ DRINKER BIDDLE & REATH LLP


                                                DRINKER BIDDLE & REATH LLP